SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                           KIEWIT MATERIALS COMPANY
            (Exact name of registrant as specified in its charter)

               Delaware                               47-0819021
(State of incorporation or organization) (I.R.S. Employer Identification No.)

   Kiewit Plaza, Omaha, Nebraska                        68131
(Address of principal executive offices)              (Zip Code)

                           KIEWIT MATERIALS COMPANY
                            DIRECTOR OWNERSHIP PLAN
                           (Full title of the Plan)

                             Mark E. Belmont, Esq.
                Vice President, General Counsel and Secretary
                           Kiewit Materials Company
                                 Kiewit Plaza
                            Omaha, Nebraska 68131
                                (402) 536-3661
           (Name address and telephone number, including area code,
                            of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                  Proposed
                                    Proposed       Maximum
                      Amount         Maximum      Aggregate
Title of Securities   to be       Offering Price   Offering     Amount of
  to be Registered   Registered    Per Security     Price    Registration Fee
-----------------------------------------------------------------------------
Common Stock, par   100,000 shares(1)  $7.86       $786,000 (2)    $196.50
value $0.01 per share

(1) Includes such presently indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Exchange Act of 1933.





                                 Part I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Kiewit Materials Company (the "Company" or the "Registrant"), and other information required by Item 2 of this Form S-8 will be sent or given to director-offerees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.


                                 Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

            The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

            (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (File No. 000-29619) filed with the Commission on March 29, 2001.

            (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Commission on May 11, 2001.

            (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

            (d) The description of the Company's $.01 par value common stock ("Common Stock") contained in the Company's Registration Statement on Form 10 (File No. 000-29619) filed with the Commission on September 15, 2000.

            In addition, all documents filed hereafter by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

            The description of securities registered pursuant to this Registration Statement is incorporated by reference. See Item 3(d) above.

Item 5.     Interests of Named Experts and Counsel.

           The legality of the securities registered pursuant to this Registration Statement has been passed upon for the Company by Mark E. Belmont, General Counsel of the Company. Mr. Belmont owns shares of Common Stock.

Item 6.     Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

            A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudicated to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

            In accordance with Section 145 of the DGCL, Article X of the Company's Restated Certificate of Incorporation ("Certificate") and Article VIII of the Company's Amended and Restated By-Laws ("By-Laws") provide that the Company shall indemnify each person who is or was a director, officer or employee of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under subsections 145(a), (b) and (c) of the DGCL or any successor statute. The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 145 of the DGCL also empowers a Delaware corporation to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against them incurred while acting in such capacities or arising out of their status as such. The Company does maintain such insurance.

            Article Eleventh of the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 7.     Exemption from Registration Claimed.

            No restricted securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.     Exhibits.

            Exhibits filed as a part of this Registration Statement are listed below. Exhibits incorporated by reference are indicated in parentheses.

Exhibit Number                       Description
--------------                       -----------
     4.1 Restated Certificate of Incorporation of Kiewit Materials Company (Exhibit 3.1 to Amendment No. 5 to Kiewit Materials Company's Registration Statement on Form 10, filed with the Securities and Exchange Commission on September 15, 2000).

     4.2 Amended and Restated By-laws of Kiewit Materials Company (Exhibit 3.2 to Amendment No. 5 to Kiewit Materials Company's Registration Statement on Form 10, filed with the Securities and Exchange Commission on September 15, 2000).

     5.1 Opinion of Mark E. Belmont, Esq., with respect to legality of securities being registered.

     23.1        Consent of PricewaterhouseCoopers LLP.

     23.2        Consent of Counsel (included in Exhibit 5.1).

Item 9.     Undertakings.

           (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

           (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of issue.





                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on July 24, 2001.

                                             KIEWIT MATERIALS COMPANY

                                             By: /s/ Christopher J. Murphy
                                                 -------------------------
                                                 Christopher J. Murphy
                                                 President and Chief
                                                 Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                                    Title                      Date
----                                    -----                      ----

/s/ Christopher J. Murphy
-------------------------  President, Chief Executive Officer   July 24, 2001
Christopher J. Murphy      and Director

/s/ Donald E. Bowman
-------------------------  Vice President and Chief Financial   July 24, 2001
Donald E. Bowman           Officer

/s/ Todd A. Freyer
-------------------------  Controller                           July 24, 2001
Todd A. Freyer

/s/ Richard W. Colf
-------------------------  Director                             July 24, 2001
Richard W. Colf

/s/ Bruce E. Grewcock
-------------------------  Director                             July 24, 2001
Bruce E. Grewcock

/s/ William L. Grewcock
-------------------------  Director                             July 24, 2001
William L. Grewcock

/s/ Richard Geary
-------------------------  Director                             July 24, 2001
Richard Geary

/s/ James Goodwin
-------------------------  Director                             July 24, 2001
James Goodwin

/s/ Walter Scott, Jr.
-------------------------  Director                             July 24, 2001
Walter Scott, Jr.

/s/ Kenneth E. Stinson
-------------------------  Chairman of the Board of Directors   July 24, 2001
Kenneth E. Stinson









                            KIEWIT MATERIALS COMPANY
                               INDEX TO EXHIBITS

Exhibit Number                           Description
--------------                           -----------

     4.1 Restated Certificate of Incorporation of Kiewit Materials Company (Exhibit 3.1 to Amendment No. 5 to Kiewit Materials Company's Registration Statement on Form 10, filed with the Securities and Exchange Commission on September 15, 2000).

     4.2 Amended and Restated By-laws of Kiewit Materials Company (Exhibit 3.2 to Amendment No. 5 to Kiewit Materials Company's Registration Statement on Form 10, filed with the Securities and Exchange Commission on September 15, 2000).

     5.1 Opinion of Mark E. Belmont, Esq., with respect to legality of securities being registered.

     23.1        Consent of PricewaterhouseCoopers LLP.

     23.2        Consent of Counsel (included in Exhibit 5.1).